Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS THIRD QUARTER 2017 RESULTS

•          Quarterly revenue of $604 million

•          Quarterly operating margin of 3.4% (4.1% non-GAAP)

•          Quarterly EPS of $0.35 ($0.39 non-GAAP)

SCOTTSDALE, AZ, October 18, 2017 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2017.

	Three Months Ended
	Sep 30,	Jun 30,	Sep 30,
In millions, except EPS	2017	2017	2016
Net sales	$604	$617	$574
Net income	$18	$17	$22
Net income – non-GAAP	$20	$19	$18
Diluted EPS	$0.35	$0.34	$0.44
Diluted EPS – non-GAAP	$0.39	$0.38	$0.36

Operating margin	3.4%	3.6%	3.1%
Operating margin – non-GAAP	4.1%	4.1%	4.3%

A reconciliation of GAAP and non-GAAP results is included below.

“I am pleased by the Company’s performance in the third quarter, meeting or exceeding each of our commitments.  Revenues exceeded our guidance and marked the third consecutive quarter that we experienced year-on-year revenue growth.  Non-GAAP EPS of $0.39 exceeded the high-end of our guidance by $0.03; cash cycle days ended at 72, within our target range, and an eight-day improvement from the year ago period; and we achieved 9.9% ROIC, a 40 bps quarter‐over‐quarter improvement,” said Paul Tufano, Benchmark’s President and CEO.

“As we work to reposition the Company to achieve our business model objectives, we remain focused on the key initiatives critical to our success, namely the optimization of our global network; the implementation of our market-sector sales organization; and the expansion of our engineering and solutions capabilities,” added Tufano.  “The transition of our headquarters to the Phoenix area is substantially complete, and we are making progress on our operational excellence and customer care initiatives.  Our market-sector sales focus and incremental go-to-market investments are beginning to yield results as reflected in our third quarter bookings, which were above the $150 million level for the first time in 12 quarters.”

“We continue to emphasize our engineering-led customer engagements including the recent announcement that Benchmark was named Qualcomm Life’s partner to commercialize their new product line of interconnected biometric sensors and to be the FDA manufacturer of record,” said Tufano.  “We will work with Qualcomm to have the device ready for FDA submission in 2018 with a goal of commercial availability to customers next year.  This engagement is a pivotal milestone, which reinforces our engineering-led solutions business model and supports our ongoing IoT investment strategy.”

“Today, we also announce with mixed emotions that Don Adam, Chief Financial Officer, will be retiring from the Company.  Don has determined that a permanent relocation to Phoenix would not be in the best interest of his family and will be departing by the end of the year.  A search for his successor is currently underway,” said Tufano.  “Don has been a devoted Benchmark employee for the past 15 years and has been invaluable to me this past year as we have formulated plans to transform Benchmark.  We are indebted to Don for his service and wish him all the best in his future endeavors.”

Third Quarter 2017 Financial Highlights

•         Operating margin was 3.4% (non-GAAP 4.1%).

•         Cash conversion cycle improved 8 days from 80 at September 30, 2016 to 72 days at September 30, 2017.

•         Cash was $730 million at September 30, of which $75 million was available in the U.S.

Cash Conversion Cycle

	Sep 30,	Jun 30,	Sep 30,
	2017	2017	2016
Accounts receivable days	61	57	65
Inventory days	70	67	68
Accounts payable days	(55)	(55)	(53)
Customer deposits	(4)	(4)	-
	72	65	80

Third Quarter 2017 Industry Sector Update

Revenue by industry sector (dollars in millions) was as follows.

	Sep 30,		Jun 30,		Sep 30,
Higher-Value Markets	2017		2017		2016
Industrials	$124	20%	$124	20%	$141	25%
A&D	96	16	100	16	82	14
Medical	101	17	86	14	86	15
Test & Instrumentation	88	15	89	15	66	11
	$409	68%	$399	65%	$375	65%

	Sep 30,		Jun 30,		Sep 30,
Traditional Markets	2017		2017		2016
Computing	$124	20%	$142	23%	$107	19%
Telecommunications	71	12	76	12	92	16
	$195	32%	$218	35%	$199	35%
Total	$604	100%	$617	100%	$574	100%

Overall revenue increased 5% year-over-year driven by continued strong demand in Test & Instrumentation serving the semi-capital equipment market, Computing growth from existing and new customers, Medical growth from new programs and Aerospace and Defense (A&D) growth from defense programs.  Industrials and Telecommunications growth remained muted year-over-year from softness across several of our top customers.

Third Quarter 2017 Bookings Update

•         New program bookings of $138 to $165 million.

•         14 engineering awards supporting early engagement opportunities.

•         31 manufacturing wins across all market sectors.

The Company projects that new program bookings for the third quarter will result in annualized revenue of $138 to $165 million when fully launched in the next 12-18 months.  The new program bookings align with Benchmark’s strategic focus on higher-value markets.

Fourth Quarter 2017 Outlook

•         Revenue between $590 - $610 million.

•         Diluted GAAP earnings per share between $0.29 - $0.33.

•         Diluted non-GAAP earnings per share between $0.34 - $0.38 (excluding restructuring charges and amortization of intangibles expected to approximate $0.05 per share).  The income tax impact of the non-GAAP adjustments using the applicable effective tax rates is $0.02 per share.

Third Quarter 2017 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 5:00 p.m. Eastern Time to discuss the Company’s financial results and outlook.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides worldwide integrated electronics manufacturing services (EMS), engineering and design services, and precision machining services to original equipment manufacturers in the following industries: industrial controls, aerospace and defense, telecommunications, computers and related products for business enterprises, medical devices, and test and instrumentation.  Benchmark’s global operations include facilities in eight countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP).  A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release.  Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management uses non-GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  Benchmark’s non-GAAP information is not necessarily comparable to the non-GAAP information used by other companies.  Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “project,” “expect,” “estimate,” “plan,” “anticipate,” “predict,” “goals,” “targeting” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts.  The Company’s forward-looking statements include, among other things, projections relating to the future value of bookings and fourth quarter 2017 revenues and diluted earnings per share.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.  If one or more of these risks or uncertainties materializes or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them.  Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
	2017	2017	2016	2017	2016

Income from operations (GAAP)	$20,815	$22,227	$18,082	$55,459	$52,090
Restructuring charges and other costs	2,511	1,544	3,485	5,566	9,876
Customer insolvency (recovery)	(1,514)	(710)	-	2,896	-
Amortization of intangible assets	2,736	2,481	3,170	7,698	8,945
Non-GAAP income from operations	$24,548	$25,542	$24,737	$71,619	$70,911

Net income (GAAP)	$17,512	$17,176	$21,742	$44,375	$45,479
Restructuring charges and other costs	2,511	1,544	3,485	5,566	9,876
Customer insolvency (recovery)	(1,514)	(710)	-	2,896	-
Amortization of intangible assets	2,736	2,481	3,170	7,698	8,945
Income tax adjustments(1)	(1,674)	(1,265)	(2,207)	(4,519)	(5,935)
Discrete tax benefits	-	-	(8,270)	-	(8,270)
Non-GAAP net income	$19,571	$19,226	$17,920	$56,016	$50,095

Earnings per share: (GAAP)
Basic	$0.35	$0.35	$0.44	$0.89	$0.92
Diluted	$0.35	$0.34	$0.44	$0.88	$0.91

Earnings per share: (Non-GAAP)
Basic	$0.39	$0.39	$0.37	$1.13	$1.01
Diluted	$0.39	$0.38	$0.36	$1.11	$1.00

Weighted-average number of shares used in
calculating earnings per share:
Basic	49,865	49,766	48,965	49,716	49,377
Diluted	50,330	50,239	49,414	50,292	49,878

(1)                 This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Sales	$603,550	$574,341	$1,786,955	$1,702,908
Cost of sales	545,395	521,519	1,621,153	1,546,915
Gross profit	58,155	52,822	165,802	155,993
Selling, general and administrative expenses	32,093	28,085	97,079	85,082
Amortization of intangible assets	2,736	3,170	7,698	8,945
Restructuring charges and other costs	2,511	3,485	5,566	9,876
Income from operations	20,815	18,082	55,459	52,090
Interest expense	(2,324)	(2,302)	(6,861)	(6,935)
Interest income	1,334	577	3,621	1,170
Other expense, net	(394)	(383)	(1,305)	(535)
Income before income taxes	19,431	15,974	50,914	45,790
Income tax expense (benefit)	1,919	(5,768)	6,539	311
Net income	$17,512	$21,742	$44,375	$45,479

Earnings per share:
Basic	$0.35	$0.44	$0.89	$0.92
Diluted	$0.35	$0.44	$0.88	$0.91

Weighted-average number of shares used in calculating
earnings per share:
Basic	49,865	48,965	49,716	49,377
Diluted	50,330	49,414	50,292	49,878

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$730,146	$681,433
Accounts receivable, net	411,550	440,692
Inventories	421,858	381,334
Other current assets	42,349	28,203
Total current assets	1,605,903	1,531,662
Property, plant and equipment, net	178,122	166,148
Goodwill and other, net	292,681	300,858
Total assets	$2,076,706	$1,998,668

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$16,804	$12,396
Accounts payable	335,315	326,249
Accrued liabilities	93,674	73,736
Total current liabilities	445,793	412,381
Long-term debt and capital lease obligations, less current installments	197,766	211,252
Other long-term liabilities	8,236	9,570
Shareholders’ equity	1,424,911	1,365,465
Total liabilities and shareholders’ equity	$2,076,706	$1,998,668

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$44,375	$45,479
Depreciation and amortization	36,591	42,002
Stock-based compensation expense	6,819	4,302
Accounts receivable, net	30,926	61,776
Inventories	(38,778)	13,991
Accounts payable	3,922	59,183
Other changes in working capital and other	6,035	1,851
Net cash provided by operations	89,890	228,584

Cash flows from investing activities:
Additions to property, plant and equipment and software	(37,736)	(25,398)
Business acquisition, net of cash acquired	-	10,750
Other investing activities, net	364	213
Net cash used in investing activities	(37,372)	(14,435)

Cash flows from financing activities:
Share repurchases	(5,887)	(40,862)
Net debt activity	(9,288)	(9,224)
Other financing activities, net	9,012	5,289
Net cash used in financing activities	(6,163)	(44,797)
Effect of exchange rate changes	2,358	336
Net increase in cash and cash equivalents	48,713	169,688
Cash and cash equivalents at beginning of year	681,433	465,995
Cash and cash equivalents at end of period	$730,146	$635,683